                                EXHIBIT 4.1

                              LETTER AMENDMENT

                                                  Dated as of September 3, 2004
To the banks, financial institutions
  and other institutional lenders
  (collectively, the "Lenders") parties
  to the Credit Agreement referred to
  below and to Bank of America, N.A.
  and Keybank National Association,
  as co-administrative agents
  (the "Agents") for the Lenders
Ladies and Gentlemen:
          We refer to the Credit Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified through the date hereof, the
"Credit Agreement") among the undersigned and you and the other Lenders party thereto from time to time.  Capitalized terms not otherwise defined in this
Letter Amendment have the same meanings as specified in the Credit Agreement.
          It is hereby agreed by you and us as follows:
          The Credit Agreement is, effective as of the date of this Letter
Amendment, hereby amended as follows:
          (a)  Section 1.01 is amended by amending the definition of
"Subsidiary" to add the following proviso at the end of the first sentence thereof:
          "provided, that notwithstanding the foregoing, PEL Technologies,
L.L.C. shall not be a Subsidiary hereunder"
          (b)  Section 2.05(b) is amended by amending and restating the first proviso set forth therein to read in full as follows:
          "provided, however, that the Borrower shall be required to prepay
           Revolving Credit Loans with the Net Cash Proceeds of any Disposition of any property or assets permitted by Sections 7.05(f), (i) and
           (j) only to the extent that the aggregate Net Cash Proceeds from all such Dispositions exceeds $270,000,000;"
          This Letter Amendment shall become effective as of the date first above written when, and only when the Agents shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agents that such Lender has executed this Letter Amendment, and the consent attached hereto executed by the
Guarantors.  This Letter Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.
          On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit

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Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit
Agreement, as amended by this Letter Amendment.
          The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning (i) one counterpart of this Letter
Amendment by fax to Jessica Miller, Shearman & Sterling (telephone 212-848-7631, fax 646-848-7631) no later than noon on Tuesday, August 31, 2004 and (ii) at least three counterparts of this Letter Amendment to Jessica Miller, Shearman &
Sterling, 599 Lexington Avenue, New York, New York at your earliest convenience.
          This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

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          This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
                                     Very truly yours,
                                     THE TIMKEN COMPANY
                                     By /s/Sallie B. Bailey
                                        Title:  Senior Vice President-
                                        Finance and Corporate Controller

Agreed as of the date first above written:
KEYBANK NATIONAL ASSOCIATION,
  as Co-Administrative Agent and as Lender
By /s/Marianne T. Meil
   Title:  Vice President

BANK OF AMERICA, N.A.,
  as Co-Administrative Agent and as Lender
By /s/Thomas R. Durham
   Title:  Managing Director

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Agreed as of the date first above written:

_________________________________
The Bank of New York

By /s/Kenneth R. McDonnell
   Title:  Vice President

                                    CONSENT

                                                   Dated as of September 3, 2004
          Each of the undersigned, as Guarantors under the Subsidiary Guaranty dated as of December 31, 2002, as supplemented by the Subsidiary Guaranty
Supplements dated February 18, 2003 (collectively, the "Guaranty") in favor of the Agents and the Lenders party to the Credit Agreement referred to in the foregoing Letter Amendment, hereby consents to such Letter Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Letter
Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Letter Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Letter
Amendment.
                                       EDC, INC.

                                       By /s/Scott A. Scherff
                                          Title:  Secretary

                                           HANDPIECE HEADQUARTERS CORPORATION

                                           By /s/Scott A. Scherff
                                              Title:  Assistant Secretary

                                           KILIAN HOLDINGS, INC.
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           KILIAN MANUFACTURING CORPORATION
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           LATROBE STEEL COMPANY
                                           By /s/Scott A. Scherff
                                              Title:  Assistant Secretary

                                           MPB CORPORATION
                                           By /s/Scott A. Scherff
                                              Title:  Assistant Secretary

                                           MPB EXPORT CORPORATION
                                           By /s/Scott A. Scherff
                                              Title:  Assistant Secretary

                                           OH&R SPECIAL STEELS COMPANY
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           RAIL BEARING SERVICE CORPORATION
                                           By /s/Scott A. Scherff
                                              Title:  Assistant Secretary

                                           TIMKEN COMMUNICATIONS COMPANY
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           THE TIMKEN CORPORATION
                                           By /s/Scott A. Scherff
                                              Title:  Corporate Secretary and
                                              Assistant General Counsel

                                           TIMKEN INDUSTRIAL SERVICES, LLC
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           TIMKEN SERVICE AND SALES COMPANY
                                           By /s/Scott A. Scherff
                                              Title:  Secretary

                                           TIMKEN US CORPORATION
                                           (F/K/A THE TORRINGTON COMPANY)
                                           By /s/Scott A. Scherff
                                              Title:  Corporate Secretary and
                                              Assistant General Counsel

C:\\\\Basinski\Timken Corp\2005\NYDOCS03-737734-Letter Amend to Credit Agr-
conformed.doc

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Agreed as of the date first above written:

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By /s/Shinichiro Munechika
   Title:  Deputy General Manager

                                       4

Agreed as of the date first above written:

Branch Banking and Trust Co.

By /s/
   Title:  VP

                                       4

Agreed as of the date first above written:

_________________________________
CIBC Inc.

By /s/George Knight
   Title:  Managing Director
           CIBC World Markets Corp. as Agent

                                       4

Agreed as of the date first above written:

Citizens Bank of Pennsylvania

By /s/Debra L. McAllonis
   Title:  Senior Vice President

                                       4

Agreed as of the date first above written:

Fifth Third Bank

By /s/
   Title:  Vice President

                                       4

Agreed as of the date first above written:

HSBC Bank USA, National Association

By /s/
   Title:  Senior Vice President, #9426

                                       4

Agreed as of the date first above written:

Mellon Bank, N.A.

By /s/
   Title:  Vice President

                                       4

Agreed as of the date first above written:

Merrill Lynch Capital Corporation

By /s/
   Title:  Director

                                       4

Agreed as of the date first above written:

Morgan Stanley Bank

By /s/Daniel Twenge
   Title:  Vice President

                                       4

Agreed as of the date first above written:

THE NORTHERN TRUST COMPANY

By /s/Thomas E. Bernhardt
   Title:  Vice President

                                       4

Agreed as of the date first above written:

SANPAOLO IMI SpA

By /s/Carlo Persico
   Title:  CEO for the Americas

By /s/Luca Sacchi
     Title:  Vice President

                                       4

Agreed as of the date first above written:

SOCIETE GENERALE

By /s/Anne Marie Dumortier
   Title:  Vice President

                                       4

Agreed as of the date first above written:

SUNTRUST BANK

By /s/William C. Humphries
   Title:  Managing Director

                                       4

Agreed as of the date first above written:

UNIZAN BANK NATIONAL ASSOCIATION

By /s/
   Title:   Vice President

                                       4

Agreed as of the date first above written:

U.S. Bank, N.A.

By /s/
   Title:  Vice President

                                       4

Agreed as of the date first above written:

Wachovia Bank, N.A.

By /s/Nathan R. Rantala
   Title:  Vice President